CERTIFICATE OF MERGER
                                       OF
                           ATHLETES AND ARTISTS, INC.
                                      AND
                             A&A ACQUISITION CORP.
                                      INTO
                             A&A ACQUISITION CORP.

              (Under Section 907 of the Business Corporation Law)


     It is hereby certified, upon behalf of each of the constituent corporations herein named, as follows:

     FIRST: The Board of Directors of each of the constituent corporations has duly adopted a plan of merger setting forth the terms and conditions of the merger of said corporations.

     SECOND: The name of the foreign constituent corporation, which is to be the surviving corporation, and which is hereinafter sometimes referred to as the "surviving constituent corporation", is A&A Acquisition Corp.. The jurisdiction of its incorporation is Delaware; and the date of its incorporation therein is July 15, 1996.

     Application for Authority in the State of New York of the surviving constituent corporation to transact business as a foreign corporation therein was filed with the Department of State of the State of New York on September 9, 1996.

     THIRD: The name of the domestic constituent corporation, which is being merged into the surviving constituent corporation, and which is hereinafter sometimes referred to as the "merged constituent corporation", is Athletes and Artists, Inc. and the name under which it was formed is W.A.C.K. Sports, Inc. The date upon which its certificate of incorporation was filed by the Department of State is June 27, 1977.

     FOURTH: As to each constituent corporation, the plan of merger sets forth the designation and number of outstanding shares of each class and series, the specification of the classes and series entitled to vote on the plan of merger, and the specification of each class and series entitled to vote as a class on the plan of merger, as follows:


                             A&A Acquisition Corp.



Designation of each           Number of                     Designation of class          Classes and series
outstanding class and         outstanding shares of         and series entitled to        entitled to vote as a
series of shares              each class                    vote                          class
---------------------         -----------------------       -----------------------       ---------------------
Common Stock, par                          100              Common Stock, par                          N/A
value $.01 per share                                        value $.01 per share


                           Athletes and Artists, Inc.


Designation of each           Number of                     Designation of class          Classes and series
outstanding class and         outstanding shares of         and series entitled to        entitled to vote as a
series of shares              each class                    vote                          class
---------------------         -----------------------       -----------------------       ---------------------
Common Stock, par                          15               Common Stock, par                          N/A
value $.01 per share                                        value $.01 per share

     FIFTH: The merger herein certified was authorized in respect of the merged constituent corporation by the written consent of the holders of all outstanding shares of the corporation entitled to vote on the plan of merger.

     SIXTH: The merger herein certified is permitted by the laws of the jurisdiction of incorporation of the surviving corporation and is in compliance with said laws.

     SEVENTH: The surviving constituent corporation agrees that it may be served with process in the State of New York in any action or special proceeding for the enforcement of any liability or obligation of the merged constituent corporation, for the enforcement of any liability or obligation of the surviving constituent corporation for which the surviving constituent corporation is previously amenable to suit in the State of New York, and for the enforcement, as provided in the Business Corporation Law of the State of New York, of the right of shareholders of the merged constituent corporation to receive payment for their shares against the surviving constituent corporation.

     EIGHTH: The surviving constituent corporation agrees that, subject to the provisions of section 623 of the Business Corporation Law of the State of New York, it will promptly pay to the shareholders of the merged constituent corporation the amount, if any, to which they shall be entitled under the provisions of the Business Corporation Law of the State of New York relating to the rights of shareholders to receive payment for their shares.

     NINTH: The surviving constituent corporation hereby designates the Secretary of State of the State of New York as its agent upon whom process against it may be served in the manner set forth in paragraph (b) of section 306 of the Business Corporation Law of the State of New York in any action or special proceeding. The post office address within the State of New York to which the said Secretary of State shall mail a copy of any process against the surviving corporation served upon him is:


                         888 Seventh Avenue, 40th Floor
                            New York, New York 10019

     IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.


Date:                    , 1996
                                           --------------------------------
                                           Arthur C. Kaminsky, President of
                                           Athletes and Artists, Inc.

                                                             and

                                           --------------------------------
                                           Louis J. Oppenheim, Secretary of
                                           Athletes and Artists, Inc.

                                                             and

                                           --------------------------
                                           Robert M. Gutkowski,
                                           President of A & A
                                           Acquisition Corp.

                                                             and

                                           ---------------------------
                                           Kraig G. Fox, Secretary of
                                           A & A Acquisition Corp.

                                   INDIVIDUAL

STATE OF NEW YORK          )
                                    ) SS.:
COUNTY OF NEW YORK                  )

         Arthur C. Kaminsky, being duly sworn, deposes and says that he is one of the persons who signed the foregoing certificate of merger on behalf of Athletes and Artists, Inc.; that he signed said certificate in the capacity set opposite or beneath his signature thereon; that he has read the foregoing certificate and knows the contents thereof; and that the statements contained therein are true to his own knowledge.


                                                  ----------------------------
                                                 Arthur C. Kaminsky, President


Subscribed and sworn to before me
on                            , 1996.

----------------------------

                                      and

                                   INDIVIDUAL



STATE OF                            )
                                    )  SS.:
COUNTY OF                           )

     Robert M. Gutkowski, being duly sworn, deposes and says that he is one of the persons who signed the foregoing certificate of merger on behalf of A & A Acquisition Corp.; that he signed said certificate in the capacity set opposite or beneath his signature thereon; that he has read the foregoing certificate and knows the contents thereof; and that the statements contained therein are true to his own knowledge.


                           -----------------------------
                           Robert M. Gutkowski, President



Subscribed and sworn to before me
on                          , 1996.


----------------------------


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